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                                                        EAC INDUSTRIES, INC.
                                                             EXHIBIT 11
                                              COMPUTATION OF EARNINGS PER COMMON SHARE
                                                             (UNAUDITED)


                                                                                                     For The Three Months
                                                                                                       Ended April 30,
                                                                                        -------------------------------------------
                                                                                            1997                            1996
                                                                                        -----------                     -----------
NET INCOME (LOSS)                                                                        $   17,947                     $   (15,332)
                                                                                         ==========                     ===========


SHARES:
  Weighted average shares outstanding                                                     2,311,687                       2,311,687
  Other - options, warrants etc.                                                                 --                              --
                                                                                        -----------                     -----------
                                                                                          2,311,687                       2,311,687

PRIMARY EARNINGS (LOSS) PER SHARE                                                        $      .01                     $      (.01)
                                                                                         ==========                     ===========
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                                 - Exhibit 11 -

                                                                        Page 11.